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                                                                   EXHIBIT 10.13

                               FIRST AMENDMENT TO
                   CREDIT AGREEMENT AND RELATED LOAN DOCUMENTS


     THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND RELATED LOAN DOCUMENTS (the "Amendment") is made and dated as of the 6th day of July, 2000, by and among SANWA BANK CALIFORNIA ("Sanwa"), as the sole current Lender under the Credit Agreement referred to below (and as the term "Lenders" and capitalized terms not otherwise defined herein are used in the Credit Agreement), SANWA, in its capacity as Agent for the Lenders from time to time party to the Credit Agreement, AMVAC CHEMICAL CORPORATION, a California corporation (the "Borrower"), AMERICAN VANGUARD CORPORATION, a Delaware corporation ("American Vanguard"), GEMCHEM, INC., a California corporation ("GemChem"), and 2110 DAVIE CORPORATION, a California corporation ("2110 Davie") (American Vanguard, GemChem and 2110 Dave being sometimes referred to herein, collectively and severally, as the "Guarantors").

                                    RECITALS

     A. Pursuant to that certain Credit Agreement dated as of March 26, 1999 by and among the Agent, Sanwa as the sole Lender, the Borrower and the Guarantors (as amended from time to time, the "Credit Agreement"), the Lender agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein.

     B. The Borrower, the Guarantors, the Agent and the Lender desire to amend the Credit Agreement in certain respects as set forth more particularly below.

     NOW, THEREFORE, in consideration of the foregoing Recitals and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    AGREEMENT


      1. Extension of Availability Period. To reflect the agreement of the parties to extend the period during which Revolving Loans will be made and Letters of Credit will be issued under the Credit Agreement, effective as of the Effective Date (as defined in Paragraph 6 below), the definition of the term "Revolving Loan Maturity Date" set forth in the Glossary is hereby amended to delete the date "July 31, 2000" appearing in subparagraph (a) thereof and to replace the same with the date "June 1, 2002."

      2. Modification of Financial Covenants. To reflect the agreement of the parties to modify the financial covenants set forth in the Credit Agreement, effective as of the Effective Date:

         (a) Paragraph 10(j) of the Credit Agreement is hereby amended to read in its entirety as follows:

         "10(j) Financial Covenants. Permit:

              (1) As of the last day of any fiscal quarter of American Vanguard, determined for such fiscal quarter and the immediately preceding three fiscal quarters:


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                  (i) American Vanguard's ratio of consolidated Funded Debt to
EBITDA to exceed 2.75:1.00; or

                  (ii) American Vanguard's consolidated Fixed Charge Coverage Ratio to be less than 1.20:1.00; or

          (2) As of the last day of any fiscal quarter of American Vanguard, American Vanguard's consolidated Asset Coverage Ratio to be less than 1.75:1.00."

        (b) The Glossary attached as Annex 1 to the Credit Agreement is hereby amended to add the following additional definitions, in correct alphabetical order:

              "'Asset Coverage Ratio' shall mean on any date the ratio of: (a) cash, plus accounts receivable arising out of the sale of goods and services in the ordinary course of business (and excluding in any event any such accounts receivable on which an officer, employee or Affiliate of the Borrower or any of the Guarantors is the obligor), plus the lesser of the book value or fair market value of inventory, to (b) the aggregate principal balance of Revolving Loans outstanding plus the outstanding principal balance of the Term Loan."

              "'Fixed Charge Coverage Ratio' shall mean for any calculation period, the ratio of: (a) EBITDA minus non-financed capital expenditures, taxes paid in cash and cash dividends during such period, to (b) the Current Portion of long term Debt plus interest expense for such period."

              "'Funded Debt' shall mean all long-term and short-term Debt."

              "'Debt' shall mean for any Person, without duplication: (a) all liabilities for borrowed money (including liabilities secured by Liens on property of such Person, whether or not such liabilities are non-recourse to such Person), (b) all liabilities for the deferred purchase price of property (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property), (c) all capital lease obligations, (d) all liabilities with respect to outstanding letters of credit, and (e) all guaranties and contingent obligations relating to liabilities of the types referred to in subparagraphs
(a) through (d) above."

        (c) The Glossary attached as Annex 1 to the Credit Agreement is hereby amended to delete the definitions of "Effective Tangible Net Worth" and "Cash Flow Coverage Ratio" appearing therein in their entirety.

        (d) Paragraphs 10(e) and 10(k) of the Credit Agreement are hereby deleted in their entirety.

     3. Waiver. The Agent and the Lender hereby waive, effective as of the Effective Date, the Event of Default existing under the Credit Agreement by virtue of the failure of the Borrower to be in compliance with the financial covenant set forth in Paragraph 10(j)(1)(a) of the Credit Agreement as of March 31, 3000. The Borrower hereby acknowledges and agrees that: (a) the waiver set forth in this Paragraph 3 is the sole waiver made by the Agent and the Lender with respect to the existence of Events of Default (or possible occurrence or existence of additional Events of Default) under the Credit Agreement and the other Loan Documents or otherwise relating thereto, regardless of whether the Agent


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or the Lender is aware of, or would upon investigation have discovered, the existence of such additional Events of Default, and (b) nothing contained herein shall constitute any agreement by the Agent or the Lender to waive the same or other Events of Default at any time in the future.

     4. Applicable Fixed Rate Spread. To reflect the agreement of the parties hereto to modify the spread over the Fixed Rate for Fixed Rate Loans, the definition of the term "Applicable Fixed Rate Spread" set forth in Annex I to the Credit Agreement is hereby amended to read in its entirety as follows:
"'Applicable Fixed Rate Spread' shall mean 2.00%."

     5. Reaffirmation. The Borrower and each of the Guarantors hereby affirms and agrees that: (a) the execution and delivery of and the performance of their obligations under Loan Documents as amended hereby, shall not in any way amend, impair, invalidate or otherwise affect any of the obligations of the Borrower or any of the Guarantors or the rights of the Agent and the Lender under the Credit Agreement and the other Loan Documents or any other document or instrument made or given by the Borrower or any Guarantor in connection therewith, and (b) each of the Credit Agreement and the other Loan Documents remains in full force and effect except to the extent terms and provisions thereof are expressly amended or waived pursuant hereto.

     6. Effective Date. This Amendment shall be effective as of June 30, 2000 (the "Effective Date") upon the date on which the Agent receives:

               (a) Duly executed signature pages for this Amendment from each party hereto;

               (b) For disbursement to the Lender, a non-refundable extension fee in the amount of $100,000.00; and

               (c) Such corporate resolutions, incumbency certificates and other similar documents, instruments and agreements as the Agent may reasonably request.

     7. Representations and Warranties. In addition to all other representations and warranties of the Borrower and the Guarantors set forth herein, the Borrower and each of the Guarantors hereby represents and warrants to the Agent and the Lender as follows:

               (a) The Borrower and each of the Guarantors has the corporate power and authority and the legal right to execute, deliver and perform this Amendment and has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment. This Amendment has been duly executed and delivered on behalf of the Borrower and each of the Guarantors and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms.

               (b) At and as of the date of execution hereof and at and as of the Effective Date and both prior to and after giving effect hereto: (1) the representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement and the other Loan Documents are accurate and complete in all respects, and (2) there has not occurred an Event of Default or Potential Default (other than the Event of Default waived pursuant to Paragraph 3 above).

     8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.


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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

                                 AMVAC CHEMICAL CORPORATION, a California corporation


                                 By: _________________________________________
                                      James A. Barry, Senior Vice President and
                                      Chief Financial Officer

                                 AMERICAN VANGUARD CORPORATION,
                                 a Delaware corporation


                                 By: _________________________________________
                                       James A. Barry, Senior Vice President and
                                       Chief Financial Officer

                                 GEMCHEM, INC., a California corporation


                                 By: _________________________________________
                                      James A. Barry, Senior Vice President and
                                      Chief Financial Officer

                                 2110 DAVIE CORPORATION, a California
                                 corporation


                                 By: _________________________________________
                                      James A. Barry, Senior Vice President and
                                      Chief Financial Officer


                                 SANWA BANK CALIFORNIA, as Agent
                                 and as a Lender


                                 By: _________________________________________
                                     Preston Minor, Vice President